[Form of transmittal letter directed to specific recipients]

November 26, 1999

____________________
____________________
____________________
____________________

Re:	CACI Rejection of Parsow Lawsuit

Dear _______________:

We write concerning the activities of Alan Parsow. As we had informed you previously, CACI has rejected the Parsow lawsuit. Enclosed is our formal response and answer filed with the Delaware Court. We are also contemplating further action against Parsow on this matter.

In any case, we stand by our 14A solicitation letter, supported in our files by his signed "greenmail" correspondence, official written records of CACI's board, and media coverage of his activities. We view the allegations of his suit as factually false, completely groundless and without merit, and we are highly confident that we will prevail.

We thank you for your patience in this matter, and thank you for your continued support.

Sincerely,

          /s/

J.P. London

Enclosures:	(1) Summary of CACI Answer (2) Answer of Defendants, C.A. 99-770